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                                                                     EXHIBIT 1.1

                    WILSHIRE FINANCIAL SERVICES GROUP INC.
                       1,500,000 SHARES OF COMMON STOCK

                            UNDERWRITING AGREEMENT

                                                           [__________ __,] 1996


FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
as Representative of the several Underwriters
c/o Friedman, Billings, Ramsey & Co., Inc.
1001 19th Street North
Arlington, Virginia 22209

Dear Sirs:

     Wilshire Financial Services Group Inc., a Delaware corporation (the "Company"), confirms its agreement with Friedman, Billings, Ramsey & Co., Inc. and each of the other Underwriters listed on Schedule I hereto (collectively, the "Underwriters"), for whom Friedman, Billings, Ramsey & Co., Inc. is acting as representative (in such capacity, the "Representative"), with respect to (i) the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock, par value $0.01 per share, of the Company ("Common Stock") set forth in Schedule I hereto and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 1(b) hereof to purchase all or any part of 225,000 additional shares of Common Stock solely to cover over-allotments, if any. The 1,500,000 shares of Common Stock (the "Firm Shares") to be purchased by the Underwriters and all or any part of the 225,000 shares of Common Stock subject to the option described in Section 1(b) hereof (the "Option Shares") are hereinafter called, collectively, the "Shares".

     The Company has filed with the Securities and Exchange Commission (the "Commission"), a registration statement on Form S-1 (No. 333-15263) and a related preliminary prospectus for the registration of the Shares under the Securities Act of 1933, as amended (the "Securities Act") and the rules and regulations thereunder (the "Securities Act Regulations"). The Company has prepared and filed such amendments thereto, if any, and such amended preliminary prospectuses, if any, as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectuses as may hereafter be required. The registration statement has been declared effective under the Securities Act by the Commission. The registration statement as amended at the time it became effective (including all information deemed to be a part of the registration statement at the time it became effective pursuant to Rule 430A(b) of the Securities Act Regulations) is hereinafter called the "Registration Statement," except that, if the Company files a post-effective amendment to such registration statement which becomes effective prior to the Closing Time (as defined below), "Registration Statement" shall
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refer to such registration statement as so amended.  Any registration statement filed pursuant to Rule 462(b) of the Securities Act Regulations is hereinafter called the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the 462(b) Registration Statement. Each prospectus included in the registration statement, or amendments thereof or supplements thereto, before it became effective under the Securities Act and any prospectus filed with the Commission by the Company with the consent of the Underwriters pursuant to Rule 424(a) of the Securities Act Regulations is hereinafter called the "Preliminary Prospectus." The term "Prospectus" means the final prospectus, as first filed with the Commission pursuant to paragraph
(1) or (4) of Rule 424(b) of the Securities Act Regulations, and any amendments thereof or supplements thereto. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.

     The Company and the Underwriters agree as follows:

     1.         Sale and Purchase:
                -----------------

     (a) Firm Shares. Upon the basis of the warranties and representations and other terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter agrees, severally and not jointly, to purchase from the Company at the purchase price per share of $_______, the number of Firm Shares set forth in Schedule I opposite such Underwriter's name, plus any additional number of Firm Shares which such Underwriter may become obligated to purchase pursuant to the provisions of
Section 8 hereof, subject in each case, to such adjustments among the Underwriters as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional shares. The Underwriters may from time to time increase or decrease the public offering price of the Firm Shares after the initial public offering to such extent as the Underwriters may determine in accordance with applicable law.

     (b) Option Shares. In addition, upon the basis of the warranties and representations and other terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase from the Company up to an aggregate of 225,000 Option Shares at the purchase price per share set forth in paragraph (a) above plus any additional number of Option Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Firm Shares upon notice by the Representative to the Company setting forth the number of Option Shares as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for the Option Shares. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Representative, but shall not be later than seven full business days (or earlier, without the consent of the Company, than two full business days) after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Shares, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Shares then being purchased which the number of Firm Shares set forth in Schedule I opposite the name of such Underwriter bears to the total number of Firm Shares,

                                       2
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subject in each case to such adjustments as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional shares. The Underwriters may from time to time increase or decrease the public offering price of the Option Shares after the initial public offering to such extent as the Underwriters may determine in accordance with applicable law.

     2.         Payment and Delivery:
                --------------------

     (a) Firm Shares. Payment of the purchase price for the Firm Shares shall be made to the Company by wire transfer of immediately available funds or certified or official bank check payable in federal (same-day) funds at the offices of Proskauer Rose Goetz & Mendelsohn LLP located at 1585 Broadway, New York, New York 10036 (unless another place shall be agreed upon by the Representative and the Company) against delivery of the certificates for the Firm Shares to the Representative for the respective accounts of the Underwriters. Such payment and delivery shall be made at ____ a.m., New York City time, on the third (fourth, if pricing occurs after 4:30 p.m. (New York City time)) business day after the date hereof (unless another time, not later than ten business days after such date, shall be agreed to by the Representative and the Company). The time at which such payment and delivery are actually made is hereinafter sometimes called the "Closing Time". Certificates for the Firm Shares shall be delivered to the Representative in definitive form registered in such names and in such denominations as the Representative shall specify. The Representative shall provide such information at least two full business days prior to the Closing Time. For the purpose of expediting the checking of the certificates for the Firm Shares by the Representative, the Company agrees to make such certificates available to the Representative for such purpose at least one full business day preceding the Closing Time, provided that the Company shall have received the names of registered holders and denominations from the Representative as aforesaid.

     (b) Option Shares. In addition, payment of the purchase price for the Option Shares shall be made to the Company by wire transfer of immediately available funds or certified or official bank check payable in federal (same-day) funds at the offices of Proskauer Rose Goetz & Mendelsohn LLP located at 1585 Broadway, New York, New York 10036 (unless another place shall be agreed upon by the Representative and the Company), against delivery of the certificates for the Option Shares to the Representative for the respective accounts of the Underwriters. Such payment and delivery shall be made at ____ a.m., New York City time, on each Date of Delivery. Certificates for the Option Shares shall be delivered to the Representative in definitive form registered in such names and in such denominations as the Representative shall specify. The Representative shall provide such information at least two full business days prior to the relevant Date of Delivery. For the purpose of expediting the checking of the certificates for the Option Shares by the Representative, the Company agrees to make such certificates available to the Representative for such purpose at least one full business day preceding the relevant Date of Delivery, provided that the Company shall have received the names of registered holders and denominations from the Representative as aforesaid.

     3.         Representations and Warranties of the Company:
                ---------------------------------------------
The Company represents and warrants to the Underwriters as of the date hereof that:

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     (a) the Company is a multiple savings and loan holding company duly registered under the Home Owners' Loan Act, as amended ("HOLA"), and its current business operations constitute permissible services or activities for a multiple savings and loan holding company under HOLA and 12 C.F.R. Part 584;

     (b) the Company has an authorized capitalization as of September 30, 1996 as set forth in the Prospectus under the column entitled "Actual" under the caption "Capitalization" (and not under the column entitled "Adjusted"); the outstanding shares of capital stock of the Company and its direct and indirect subsidiaries (the "Subsidiaries"), Wilshire Funding Corporation, Wilshire Servicing Corporation, Wilshire Acquisitions Corporation, First Bank of Beverly Hills, F.S. B. ("First Bank") and Girard Savings Bank, F.S.B. ("Girard" and together with First Bank, the "Savings Banks"), have been duly and validly authorized and issued and are fully paid and non-assessable, and all of the outstanding shares of capital stock of the Subsidiaries are directly or indirectly owned of record and beneficially by the Company;

     (c) the Company and each of the Company's Subsidiaries other than the Savings Banks have been duly incorporated and is validly existing as a corporation in good standing under the laws of its respective jurisdiction of incorporation with the corporate power and authority to own its respective properties and to conduct its respective business and, in the case of the Company, to execute and deliver this Agreement and (i) the Employment Agreement dated November 15, 1996 between the Company and Andrew A. Wiederhorn, (ii) the Employment Agreement dated November 15,1996 between the Company and Lawrence A. Mendelsohn, (iii) the Servicing Agreement dated as of November 15, 1996 among Wilshire Credit Corporation, a Nevada corporation ("WCC"), the Company, Wilshire Funding Corporation, a Delaware corporation ("WFC"), and Wilshire Servicing Corporation, a Delaware corporation ("WSC"), (iv) the Loan Purchase Agreement dated ______________ between WCC and WFC, (v) the Administrative Services Agreement dated ____________ among WCC and certain of its affiliates and the Company and (vi) the credit facilities filed as Exhibits 10.21 and 10.22 to the Registration Statement (the "Other Transaction Documents");

     (d) each Savings Banks has been chartered as a federal savings bank under the laws of the United States of America, and its charter is in full force and effect; each Savings Bank has full corporate power and corporate authority to own its properties and conduct its business as described in the Registration Statement and the Prospectus; each Savings Bank is a member of the Federal Home Loan Bank System; and the savings accounts of depositors in the Savings Banks are insured by the Savings Association Insurance Fund (the "SAIF") of the Federal Deposit Insurance Corporation (the "FDIC") to the fullest extent permitted by law and the rules and regulations of the FDIC, and no proceedings for the termination of such insurance are pending, or to the best of the Company's knowledge, threatened;

     (e) except as set forth in the Prospectus, the Company and all of its Subsidiaries are duly qualified or licensed by each jurisdiction in which they conduct their respective businesses and in which the failure, individually or in the aggregate, to be so qualified or licensed could have a material adverse effect on the assets, operations, business or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole, and the Company and its Subsidiaries are duly qualified, and are in good standing, in each jurisdiction in which they own or lease real

                                       4
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property or maintain an office and in which such qualification is necessary, except where the failure to be so qualified and in good standing would not have a material adverse effect on the assets, operations, business or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole;

     (f) the Company and its Subsidiaries are in compliance in all material respect with all applicable laws, rules, regulations, orders, decrees and judgments, including those relating to transactions with affiliates;

     (g) neither the Company nor any of its Subsidiaries is party to or otherwise the subject of any consent decree, memorandum of understanding, written agreement or similar supervisory or enforcement agreement or understanding with the OTS, the FDIC or any other government authority or agency responsible for the supervision, regulation or insurance of depository institutions or their holding companies, other than the cease and desist orders issued to the Savings Banks by the Office of Thrift Supervision (the "OTS") on October 31, 1996 (the "Cease and Desist Orders"); the Savings Banks are in compliance with the provisions of the Cease and Desist Orders in effect as of the date hereof; and, to the best of the Company's knowledge, no further or additional bank regulatory action against the Savings Banks and/or their directors is threatened;

     (h) neither the Company nor any of its Subsidiaries is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), its respective articles of incorporation or charter or by-laws or in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them is bound, except for such breaches or defaults which would not have a material adverse effect on the assets, operations, business or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole, and the execution, delivery and performance of this Agreement and the Other Transaction Documents, and consummation of the transactions contemplated hereby and thereby will not conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (i) any provision of the articles of incorporation or charter or by-laws of the Company or any of its Subsidiaries, or (ii) any provision of any indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them or their respective properties may be bound or affected, or under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of its Subsidiaries, except in the case of this clause (ii) for such breaches or defaults which would not have a material adverse effect on the assets, operations, business or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole;

     (i) this Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting creditors' rights generally, and by general

                                       5
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principles of equity, and except to the extent that the indemnification and contribution provisions of Section 9 hereof may be limited by federal or state securities laws and public policy considerations in respect thereof;

     (j) the Other Transaction Documents have been duly authorized and will be, upon execution and delivery by the Company, legal, valid and binding agreements of the Company enforceable by it in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting creditors' rights generally, and by general principles of equity;

     (k) no approval, authorization, consent or order of or filing with any federal, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the sale and delivery of the Shares by the Company as contemplated hereby other than (A) such as have been obtained, or will have been obtained at the Closing Time or the relevant Date of Delivery, as the case may be, under the Securities Act, (B) such approvals as have been obtained in connection with the approval of the quotation of the Shares on the Nasdaq National Market System and (C) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters;

     (l) each of the Company and its Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state or local law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, required in order to conduct their respective businesses, except to the extent that any failure to have any such licenses, authorizations, consents or approvals, to make any such filings or to obtain any such authorizations, consents or approvals would not, individually or in the aggregate, have a material adverse effect on the assets, operations, business or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole; neither the Company nor any of its Subsidiaries is in violation of, or in default under, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of its Subsidiaries the effect of which could be material and adverse to the assets, operations, business or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole;

     (m) the Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are threatened by the Commission, and any request on the part of the Commission for additional information has been complied with;

     (n) the Registration Statement as of its effective date and the Prospectus at the Closing Time or on any Date of Delivery (if any) complies in all material respects with the requirements of the Securities Act and the Securities Act Regulations; neither the Registration Statement as of its effective date nor the Prospectus as of the Closing Time or on any Date of Delivery contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the

                                       6
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Company makes no warranty or representation with respect to any statement contained in the Registration Statement or the Prospectus in reliance upon and in conformity with the information concerning the Underwriters and furnished in writing by or on behalf of the Underwriters through the Representative to the Company expressly for use in the Registration Statement or the Prospectus (that information being limited to that described in the last sentence of the first paragraph of Section 9(b) hereof);

     (o) the Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the versions of the Preliminary Prospectus and Prospectus created to be transmitted to the Commission for filing via the Electronic Data Gathering Analysis and Retrieval System ("EDGAR"), except to the extent permitted by Regulation S-T;

     (p) except as set forth in the Preliminary Prospectus and the Prospectus, there are no actions, suits or proceedings pending or, to the Company's knowledge, threatened against the Company or any of its Subsidiaries or any of their respective properties, at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which reasonably could be expected to have a material adverse effect on the assets, operations, business or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole;

     (q) the financial statements, including the notes thereto, included in the Registration Statement and the Prospectus present fairly the consolidated or combined financial position of the Company and its Subsidiaries, Girard and its subsidiary and WCC and its affiliates as of the dates indicated and the consolidated results of operations and changes in financial position and cash flows of the Company and its Subsidiaries, Girard and its subsidiary and WCC and its affiliates for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved (except as indicated in the notes thereto);

     (r) Deloitte & Touche LLP, whose reports on the consolidated or combined financial statements of the Company and its Subsidiaries, Girard and its subsidiary and WCC and its affiliates are filed with the Commission as part of the Registration Statement and Prospectus, are independent public accountants as required by the Securities Act and the Securities Act Regulations;

     (s) subsequent to the effective date of the Registration Statement and the date of the Prospectus up to and including the Closing Time and any Date of Delivery, and except as may be otherwise stated in the Registration Statement or Prospectus, there has not been (A) any material and unfavorable change, in the assets, operations, business or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole, (B) any transaction, which is material to the Company and its Subsidiaries taken as a whole, contemplated or entered into by the Company or any of its Subsidiaries or (C) any obligation, contingent or otherwise, directly or indirectly incurred by the Company or any of its Subsidiaries, which is material to the Company and its Subsidiaries taken as a whole;

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     (t) the Company is not, and upon the sale of the Shares as herein contemplated will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

     (u) the Shares conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus;

     (v) there are no persons with registration or other similar rights to have any equity securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act;

     (w) the Shares, when issued and delivered to and paid for by the Underwriters as contemplated hereby, will be duly authorized and validly issued and fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest, preemptive right or other claim;

     (x) the Company has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

     (y) neither the Company nor any of its affiliates directly, or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article 1 of the By-laws of the National Association of Securities Dealers, Inc. (the "NASD")), any member firm of the NASD, other than Wilshire Securities Corporation; and

     (z) any certificate signed by any officer of the Company or any Subsidiary delivered to the Representative or to counsel for the Underwriters pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

     4.         Certain Covenants of the Company:  The Company
                --------------------------------
hereby agrees with each Underwriter:

     (a) to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states as the Representative may designate and to maintain such qualifications in effect as long as required for the distribution of the Shares, but not longer than 60 days following the Closing Time or any Date of Delivery without the consent of the Company, provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such state (except service of process with respect to the offering and sale of the Shares);

     (b) to prepare the Prospectus in a form approved by the Underwriters and file such Prospectus with the Commission pursuant to Rule 424(b) as soon as possible, on the day following the execution and delivery of this Agreement and to furnish promptly (and with respect to the initial delivery of such Prospectus, as soon as possible on the day following the execution and delivery of this Agreement) to the Underwriters as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may reasonably request for the purposes contemplated by the Securities Act Regulations, which Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the version created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T;

     (c) to advise the Representative promptly and (if requested by the Representative) to confirm such advice in writing, when the Registration Statement has become effective and when any post-effective amendment thereto becomes effective under the Securities Act Regulations;

     (d) to advise the Representative promptly and (if requested by the Representative) to confirm such advice in writing, of (i) any request by the Commission for amendments or supplements to the Registration Statement or Prospectus or for additional information with respect thereto, or (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes and, if the Commission or any other government agency or authority should issue any such order, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible; to advise the Representative promptly of any proposal to amend or supplement the Registration Statement or Prospectus and to file no such amendment or supplement to which the Representative shall reasonably object in writing;

     (e) if requested by any Underwriter, to furnish to such Underwriter for a period of five years from the date of this Agreement (i) as soon as available, copies of all annual, quarterly and current reports or other communications supplied to holders of shares of Common Stock, (ii) as soon as practicable after the filing thereof, copies of all reports filed by the Company with the Commission, the NASD or any securities exchange and (iii) such other information as the Underwriter may reasonably request regarding the Company and its Subsidiaries;

     (f) to advise the Underwriters promptly of the happening of any event known to the Company within the time during which a Prospectus relating to the Shares is required to be delivered under the Securities Act Regulations which, in the judgment of the Company, would require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and, during such time, to prepare and furnish, at the Company's expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change and to furnish to the Underwriters a copy of such proposed amendment or supplement before filing any such amendment or supplement with the Commission;

     (g) to furnish promptly to the Representative a signed copy of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto) and such number of conformed copies of the foregoing as the Underwriters may reasonably request;

     (h) to furnish to the Underwriters, not less than two business days before filing with the Commission subsequent to the effective date of the Prospectus and during the period referred to in paragraph (f) above, a copy of any document proposed to be filed with the Commission pursuant to Section 13, 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

     (i) to make generally available to its security holders as soon as practicable after the effective date of the Registration Statement an earning statement (in form, at the option of the Company, complying with the provisions of Rule 158 of the Securities Act Regulations) covering a period of 12 months beginning after the effective date of the Registration Statement;

     (j) to use its best efforts to effect and maintain the quotation of the Shares on the Nasdaq National Market and to file with the Nasdaq National Market all documents and notices required by the Nasdaq National Market of companies that have securities that are traded in the over-the-counter market and quotations for which are reported by the Nasdaq National Market; and

     (k) to refrain during a period of 180 days from the date of the Prospectus, without the prior written consent of the Representative, from (i) offering, pledging, selling, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option for the sale of, or otherwise disposing of or transferring, directly or indirectly, any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or filing any registration statement under the Securities Act with respect to any of the foregoing or (ii) entering into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or
(ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option outstanding on the date hereof and referred to in the Prospectus or (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to the Company's 1996 Incentive Stock Plan referred to in the Prospectus.

     5.         Payment of Expenses:
                -------------------

     (a) The Company agrees to pay all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated (except if the Representative is unable to complete the offering contemplated hereby due to the Representative's willful misconduct or bad faith), including expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the preparation, issuance and delivery of the certificates for the Shares to the Underwriters,
(iii) reproduction of this Agreement and any dealer agreements and furnishing of copies of each to the Underwriters and to dealers (including costs of mailing and shipping), (iv) the qualification of the Shares for offering and sale under state laws that the Company and the Representative have mutually agreed are appropriate and the determination of their eligibility for investment under state law as aforesaid (including the legal fees and filing fees and other disbursements of counsel for the Underwriters in the amount of $15,000 assuming that the Common Stock is approved for quotation on the Nasdaq National Market; such $15,000 to be the aggregate amount when taken together with such blue sky legal fees and filing fees and other disbursements of counsel to Friedman, Billings, Ramsey & Co., Inc., as underwriter, in the concurrent offering by the Company of its __% Notes due 2003 (the "Notes Offering")) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) filing for review of the public offering of the Shares by the NASD,
(vi) the fees and expenses of any transfer agent or registrar for the Shares,
(vii) the fees and expenses incurred in connection with the inclusion of the Shares in the Nasdaq National Market, and (viii) the performance of the Company's other obligations hereunder. Upon the Representative's request, the Company will provide funds in advance for filing fees.

     (b) The Company agrees to reimburse the Representative for its reasonable and documented out-of-pocket expenses in connection with the performance of its activities under this Agreement, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, including, but not limited to, costs such as printing, facsimile, courier service, direct computer expenses, accommodations, travel and the fees and expenses of the Representative's outside legal counsel and any other advisors, accountants, appraisers, etc., and costs in connection with making road show presentations with respect to the offering of the Shares. Such expenses shall not exceed, when aggregated with the reimbursable expenses of Friedman, Billings, Ramsey & Co., Inc., as underwriter, pursuant to the Underwriting Agreement dated December __, 1996 for the Notes Offering, $300,000 (not including fees and expenses of counsel with respect to state securities or blue sky laws), without the Company's permission. Notwithstanding the foregoing, the Company will not be obligated to reimburse the Representative for out-of-pocket expenses if the Representative is unable to complete the offering contemplated hereby due to the Representative's willful misconduct or bad faith.

     6.         Conditions of the Underwriters' Obligations:  The
                -------------------------------------------
obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company in all material respects on the date hereof and at the Closing Time and on each Date of Delivery, the performance by the Company of its obligations hereunder in all material respects and to the following conditions:

     (a) The Company shall furnish to the Underwriters at the Closing Time and on each Date of Delivery opinions of counsel for the Company as set forth below, addressed to the Underwriters and dated the Closing Time and each Date of Delivery and in form satisfactory to Gibson, Dunn & Crutcher LLP, counsel for the Underwriters, stating that:

          (i) the Company is a multiple savings and loan holding company duly registered under HOLA and its business operations, as described in the Registration Statement and the Prospectus, constitute permissible services or activities for a multiple savings and loan holding company under HOLA and 12 C.F.R. Part 584;

          (ii) the Company has an authorized capitalization as of September 30, 1996 as set forth in the Prospectus under the column entitled "Actual" under the caption

     "Capitalization" (and not under the column entitled "Adjusted"); the outstanding shares of capital stock of the Company and its Subsidiaries have been duly and validly authorized and issued and are fully paid and non-assessable, and all of the outstanding shares of capital stock of the Subsidiaries are directly or indirectly owned of record and beneficially by the Company;

          (iii) the Company and each of the Company's Subsidiaries other than the Savings Banks have been duly incorporated and is validly existing as a corporation in good standing under the laws of its respective jurisdiction of incorporation with full corporate power and authority to own its respective properties and to conduct its respective business and, in the case of the Company, to execute and deliver this Agreement;

          (iv) each Savings Banks has been duly chartered as a federal savings bank under the laws of the United States of America, and its charter is in full force and effect; each Savings Bank has full corporate power and corporate authority to own its properties and conduct its businesses as described in the Registration Statement and the Prospectus; each Savings Bank is a member of the Federal Home Loan Bank System; and the savings accounts of depositors in the Savings Banks are insured by the SAIF of the FDIC to the fullest extent permitted by law and the rules and regulations of the FDIC, and, to such counsel's knowledge, no proceedings for the termination of such insurance are pending or threatened;

          (v) the Company and all of its Subsidiaries (other than the Savings Banks) are duly qualified, and are in good standing, in Oregon and California;

          (vi) other than the Cease and Desist Orders, to such counsel's knowledge, none of the Company and the Savings Banks is a party to or otherwise the subject of any consent decree, memorandum of understanding, written agreement or similar supervisory or enforcement agreement or understanding with the OTS, the FDIC or any other government authority or agency responsible for the supervision, regulation or insurance of depository institutions or their holding companies; and, to such counsel's knowledge, no further or additional bank regulatory action against the Company, the Savings Banks or their directors is threatened, except actions that would relate to a failure to comply fully with the Cease and Desist Orders;

          (vii) to such counsel's knowledge, neither the Company nor any of its Subsidiaries is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), any license, indenture, mortgage, deed of trust, loan or credit agreement or any other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them or their respective properties may be bound or affected and identified as a material agreement or instrument of the Company or a Subsidiary in the certificate of the Company attached hereto or under any law, regulation or rule or any decree, judgment or order applicable to the Company or any of its Subsidiaries, except such breaches or defaults which would not have a material adverse effect on the assets, operations, business or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole.

          (viii) the execution, delivery and performance of this Agreement and the Other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of or default under), (i) any provisions of the articles of incorporation, charter or by-laws of the Company or any Subsidiary, (ii) any provision of any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument known to such counsel to which the Company or any Subsidiary is a party or by which any of them or their respective properties may be bound or affected and identified as a material agreement or instrument of the Company or a Subsidiary in the certificate of the Company attached hereto, or (iii) any law or regulation or any decree, judgment or order applicable to the Company or any Subsidiary, except in the case of clause (ii) for such conflicts, breaches or defaults which individually or in the aggregate would not have a material adverse effect on the assets, operations, business or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole;

          (ix) this Agreement has been duly authorized, executed and delivered by the Company;

          (x) the Other Transaction Documents have been duly authorized and will be, upon execution and delivery by the Company, legal, valid and binding agreements of the Company enforceable by it in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting creditors' rights generally, and by general principles of equity;

          (xi) no approval, authorization, consent or order of or filing with any federal or state governmental or regulatory commission, board, body, authority or agency is required in connection with the sale and delivery of the Shares by the Company as contemplated hereby other than such as have been obtained or made under the Securities Act and except that such counsel need express no opinion as to any necessary qualification under the state securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters or any approval of the underwriting terms and arrangements by the National Association of Securities Dealers, Inc.;

          (xii) the Company is not an "investment company" as such term is defined in the Investment Company Act;

          (xiii) the sale of the Shares by the Company is not subject to preemptive or other similar rights arising by operation of law, under the articles of incorporation or by-laws of the Company, under any agreement known to such counsel to which the Company or any of its Subsidiaries is a party or, to such counsel's knowledge, otherwise;

          (xiv) the Shares, when issued and delivered to and paid for by the Underwriters as contemplated hereby, will be duly authorized and validly issued and fully paid and nonassessable;

          (xv) the form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the articles of incorporation and by-laws of the Company;

          (xvi) the Registration Statement has become effective under the Securities Act and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and, to such counsel's knowledge, no proceedings with respect thereto have been commenced or threatened;

          (xvii) as of the effective date of the Registration Statement, the Registration Statement and the Prospectus (except as to the financial statements and other financial and statistical data contained therein, as to which such counsel need express no opinion) complied as to form in all material respects with the requirements of the Securities Act Regulations;

          (xviii) the statements under the captions "Regulation" and "Description of Capital Stock" in the Registration Statement and the Prospectus, insofar as such statements constitute a summary of the legal matters referred to therein, constitute accurate summaries thereof in all material respects;

          (xix) there are no actions, suits or proceedings pending or, to such counsel's knowledge, threatened against the Company or any of its Subsidiaries or any of their respective properties, at law or in equity, or before or by any federal, state or foreign governmental or regulatory commission, board, body, authority or agency which are required to be described in the Prospectus but are not so described;

          In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company, independent public accountants of the Company and Underwriters at which the contents of the Registration Statement and Prospectus were discussed and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus (except as and to the extent stated in subparagraphs
(xvii) and (xviii) above), on the basis of the foregoing, nothing has come to the attention of such counsel that causes them to believe that the Registration Statement, the Preliminary Prospectus or the Prospectus, as of their respective effective or issue dates and as of the date of such counsel's opinion, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that, in each case, such counsel need express no view with respect to the financial statements and other financial and statistical data included in the Registration Statement, Preliminary Prospectus or Prospectus).

     For purposes of rendering the foregoing opinions, counsel may as to factual matters rely upon statements, certificates and other assurances of public officials and upon certificates of officers of the Company, which certificates of officers of the Company will be furnished to the Underwriters together with such counsel's opinion.

     The Underwriters acknowledge that the opinions set forth above in this
Section 6(a) in paragraphs (i), (iv) and (vi) and with regard to paragraph (xviii), with respect to the "Regulation" section of the Registration Statement and Prospectus, will be rendered by Heller, Ehrman, White & McAuliffe ("Heller"); that the opinions set forth in paragraphs (vii), (viii) and (x) of this Section 6(a) will be rendered by both Stoel Rives LLP, local counsel to the Company in Oregon ("Oregon Counsel"), and Proskauer Rose Goetz & Mendelsohn LLP ("Proskauer"), with such opinion pursuant to paragraph (x) to be rendered with respect to Other Transaction Documents governed by Oregon law (except for the Employment Agreements between the Company and each of Andrew A. Wiederhorn and Lawrence A. Mendelsohn (the "Employment Agreements")) by Oregon Counsel and with respect to Other Transaction Documents governed by New York law by Proskauer; and that the opinions set forth in all other paragraphs of this Section 6(a) (including, with respect to paragraph (x), the execution and delivery of the Employment Agreements, and with respect to paragraph (xviii), the "Description of Capital Stock" section of the Registration Statement and Prospectus) will be rendered by Proskauer.

     (b) The Representative shall have received from Deloitte & Touche LLP, letters dated, respectively, as of the date of this Agreement, the Closing Time and each Date of Delivery, as the case may be, addressed to the Representative as representative of the Underwriters and in form and substance satisfactory to the Representative.

     (c) The Underwriters shall have received at the Closing Time and on each Date of Delivery the favorable opinion of Gibson, Dunn & Crutcher LLP, dated the Closing Time or such Date of Delivery, addressed to the Representative and in form and substance satisfactory to the Representative.

     (d) No amendment or supplement to the Registration Statement or Prospectus shall have been filed to which the Underwriters shall have objected in writing.

     (e) Prior to the Closing Time and each Date of Delivery (i) no stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any Preliminary Prospectus or Prospectus has been issued by the Commission, and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, has occurred; and (ii) the Registration Statement and the Prospectus shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (f) Between the time of execution of this Agreement and the Closing Time or the relevant Date of Delivery no material and unfavorable change (other than as disclosed in the Registration Statement and Prospectus), in the assets, operations, business or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole shall occur or become known.

     (g) At the Closing Time, the closing of the Notes Offering shall have occurred, substantially concurrently with the closing of the offering of the Shares.

     (h) At the Closing Time, the Other Transaction Documents shall have been entered into by all required parties and the undrawn amounts under the transferred repurchase facilities, warehouse facilities and term loans shall have been made available to the Company.

     (i) At the Closing Time, the Shares shall have been approved for inclusion in the Nasdaq National Market.

     (j) The NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

     (k) The Representative shall have received letters from Andrew A. Wiederhorn and Lawrence A. Mendelsohn, each a principal stockholder, director and principal executive officer of the Company, in form and substance satisfactory to the Representative, confirming that for a period of 180 days after the Closing Time, such persons will not directly or indirectly (i) offer, pledge to secure any obligation due on or within 180 days after the Closing Time, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option for the sale of, or otherwise dispose of or transfer (other than a disposition or transfer pursuant to which the acquiror or transferee is subject to the restrictions on disposition and transfer set forth in this Section 6(k) to the same extent as such director or executive officer of the Company delivering a letter hereunder), directly or indirectly, any share of Common Stock (other than by participating as selling stockholders in a registered offering of Common Stock offered by the Company with the consent of the Representative) or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, without the prior written consent of the Representative, which consent may be withheld at the sole discretion of the Representative.

     (l) The Company will, at the Closing Time and on each Date of Delivery, deliver to the Underwriters a certificate of its two principal executive officers, Andrew A. Wiederhorn and Lawrence A. Mendelsohn, to the effect that, to each of such officer's knowledge, the representations and warranties of the Company set forth in this Agreement and the conditions set forth in paragraphs
(e), (f), and (h) have been met and are true and correct as of such date.

     (m) The Company shall have furnished to the Underwriters such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus as of the Closing Time or any Date of Delivery as the Underwriters may reasonably request.

     7.         Termination:  The obligations of the several Underwriters
                -----------
hereunder shall be subject to termination in the absolute discretion of the Representative, at any time prior to the Closing Time or any Date of Delivery, if trading in securities on the New York Stock Exchange shall have been suspended (including automatic halts in trading pursuant to market-decline triggers other than those in which solely program trading is temporarily halted) or minimum prices shall have been established on the New York Stock Exchange, or if a banking moratorium shall have been declared either by the United States or New York State authorities, or if the United States shall have declared war in accordance with its constitutional processes or there shall have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on the financial markets of the United States as, in the judgment of the Representative, to make it impracticable to market the Shares.

     If the Representative elects to terminate this Agreement as provided in this Section 7, the Company and the Underwriters shall be notified promptly by telephone, promptly confirmed by facsimile.

     If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply in all material respects with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5 and 9 hereof) and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

     8.         Increase in Underwriters' Commitments:  If any Underwriter
                -------------------------------------
shall default at Closing Time or on a Date of Delivery in its obligation to take up and pay for the Shares to be purchased by it under this Agreement on such date and if the total number of Shares which such Underwriter shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Shares to be purchased on such date, each non-defaulting Underwriter shall take up and pay for (in addition to the number of Shares which it is obligated to purchase on such date pursuant to this Agreement) the portion of the total number of Shares agreed to be purchased by the defaulting Underwriter on such date in the proportion that its underwriting obligations hereunder bears to the underwriting obligations of all non-defaulting Underwriters.

     Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Shares hereunder on such date unless all of the Shares to be purchased on such date are purchased on such date by the Underwriters (or by substituted Underwriters selected by the Representative with the approval of the Company or selected by the Company with the approval of the Representative).

     If a new Underwriter or Underwriters are substituted for a defaulting Underwriter in accordance with the foregoing provision, the Company or the nondefaulting Underwriters shall have the right to postpone the Closing Time or the relevant Date of Delivery for a period not exceeding five business days in order that any necessary changes in the Registration Statement and Prospectus and other documents may be effected.

     The term Underwriter as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with the like effect as if such substituted Underwriter had originally been named in this Agreement.

     9.         Indemnity and Contribution by the Company and the
                -------------------------------------------------
Underwriters:
------------

     (a) The Company agrees to indemnify, defend and hold harmless each Underwriter and any person who controls any Underwriter within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or controlling person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include any Preliminary Prospectus, the Prospectus and the Prospectus as amended or supplemented by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or Prospectus or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except insofar as any such loss, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in and in conformity with information furnished in writing by the Underwriters through the Representative to the Company expressly for use in such Registration Statement or such Prospectus, provided, however, that the indemnity agreement contained in this subsection (a) with respect to the Preliminary Prospectus or the Prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) with respect to any person asserting any such loss, expense, liability or claim which is the subject thereof if the Prospectus or any supplement thereto prepared with the consent of the Representative and furnished to the Underwriters prior to the Closing Time corrected any such alleged untrue statement or omission and if such Underwriter failed to send or give a copy of the Prospectus or supplement thereto to such person at or prior to the written confirmation of the sale of Shares to such person, unless such failure resulted from noncompliance by the Company with
Section 4(b).

     If any action is brought against an Underwriter or controlling person in respect of which indemnity may be sought against the Company pursuant to the preceding paragraph, such Underwriter shall promptly notify the Company in writing of the institution of such action and the Company shall assume the defense of such action, including the employment of counsel and payment of expenses. Such Underwriter or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action or the Company shall not have employed counsel to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Company and which counsel to the Underwriter believes may present a conflict for counsel representing the Company and the Underwriter (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel for the Underwriters or controlling persons in any one action or series of related actions in the same jurisdiction representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without the its written consent.

     (b) Each Underwriter agrees, severally and not jointly, to indemnify, defend and hold harmless the Company, its directors, the officers that signed the Registration Statement and any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any loss, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by such Underwriter through the Representative to the Company expressly for use in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated either in such Registration Statement or Prospectus or necessary to make such information, in the light of the circumstances under which made, not misleading. The statements set forth in the last paragraph on the cover page and under the caption "Underwriting" in the Preliminary Prospectus and the Prospectus (to the extent such statements relate to the Underwriters) constitute the only information furnished by or on behalf of any Underwriter through the Representative to the Company for purposes of this Section 9(b).

     If any action is brought against the Company or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company or such person shall promptly notify the Representative in writing of the institution of such action and the Representative, on behalf of the Underwriters, shall assume the defense of such action, including the employment of counsel and payment of expenses. The Company or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by the Representative in connection with the defense of such action or the Representative shall not have employed counsel to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Underwriters (in which case the Representative shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that the Underwriters shall not be liable for the expenses of more than one separate counsel in any one action or series of related actions in the same jurisdiction representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, no Underwriter shall be liable for any settlement of any such claim or action effected without the written consent of such Underwriter.

     (c) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a) and (b) of this Section 9 in respect of any losses, expenses, liabilities or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities or claims in such proportion as is appropriate to reflect (i) the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares and (ii) the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company bear to the underwriting discounts and commissions received by the Underwriters. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties, relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

     (d) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 9, (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) the Company shall not be required to contribute any amount in excess of the amount by which the proceeds received in connection herewith exceed the amount of any damages which the Company has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

     10.        Survival:  The indemnity and contribution
                --------
agreements contained in Section 9 and the covenants, warranties and representations of the Company contained in Sections 3, 4 and 5 shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, or any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors and officers or any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the indemnity and contribution agreements contained in Section 9 and the Company's covenants in Section 5 shall survive any termination of this Agreement or the sale and delivery of the Shares. The Company and each Underwriter agree promptly to notify the others of the commencement of any litigation or proceeding against it and, in the case of the Company, against any of the Company's officers and directors, in connection with the sale and delivery of the Shares, or in connection with the Registration Statement or Prospectus.

     11.        Entire Agreement:  This Agreement contains the entire
                ----------------
agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior oral and written agreements and understandings (including, without limitation, the engagement letter dated July 24, 1996 between the Representative and the Company) relating to such subject matter.

     12.        Notices:  Except as otherwise herein provided, all
                -------
statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered to Friedman, Billings, Ramsey & Co., Inc., 1001 19th Street North, Arlington, Virginia 22209, Attention: Compliance Department; if to the Company, shall be sufficient in all respects if delivered to the Company at the offices of the Company at 1776 SW Madison Street, Portland, Oregon 97205 Attention. Lawrence
A. Mendelsohn.

     13.        GOVERNING LAW; HEADINGS:  THIS AGREEMENT SHALL BE GOVERNED BY,
                -----------------------
AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

     14.        Parties at Interest:  The Agreement herein set forth has
                -------------------
been and is made solely for the benefit of the Underwriters, the Company and the controlling persons, directors and officers referred to in Sections 9 and 10 hereof, and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

     15.        Counterparts:  This Agreement may be signed by the parties in
                ------------
counterparts which together shall constitute one and the same agreement among the parties.

     If the foregoing correctly sets forth the understanding among the Company and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this Agreement shall constitute a binding agreement among the Company and the Underwriters.

                              Very truly yours,

                              WILSHIRE FINANCIAL SERVICES GROUP INC.


                              By: ______________________________________
                                  Title:


Accepted and agreed to as
of the date first above written:


FRIEDMAN, BILLINGS, RAMSEY &
CO., INC.



By: ________________________________
    Title:


For themselves and as Representative
of the other Underwriters named on
Schedule I hereto.

                                  Schedule I



                                                    Number of Firm
Underwriter                                         Shares to be Purchased
-----------                                         ----------------------
Friedman, Billings, Ramsey & Co., Inc............







Total............................................         1,500,000
                                                          ---------